SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            HERSHA HOSPITALITY TRUST
             (Exact name of registrant as specified in its charter)


                Maryland                                          25-1811499
                --------                                          ----------
(State of incorporation or organization)                        (IRS employer
                                                             identification no.)
             148 Sheraton Drive, Box A
           New Cumberland, Pennsylvania                           17070
           ----------------------------                           -----
     (Address of principal executive offices)                   (Zip code)

If  this   form   relates   to  the          If  this   form   relates   to  the
registration    of   a   class   of          registration    of   a   class   of
securities   pursuant   to  Section          securities   pursuant   to  Section
12(b)  of the  Exchange  Act and is          12(g)  of the  Exchange  Act and is
effective   pursuant   to   General          effective   pursuant   to   General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [X]                           following box. [ ]


         Securities Act registration statement file number to which this form relates: 333-56087

        Securities to be registered pursuant to Section 12(b)of the Act:

           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered
           -------------------                  ------------------------------

Priority Class A Common Shares of Beneficial        American Stock Exchange
Interest, par value $.01 per share

        Securities to be registered pursuant to Section 12(g) of the Act:


                                (Title of class)

Description of Registrant's Securities to be Registered.

         A description of the Priority Class A Common Shares of Beneficial Interest of the Registrant is set forth under the caption "Description of Shares of Beneficial Interest" in the Prospectus contained in the Registration
Statement on Form S-11, as amended (Registration No. 333-56087), on file with the Securities and Exchange Commission (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference.

Exhibits.

         Pursuant to Instruction 2, the following exhibits are filed as a part hereof:

         1. Form of Underwriting Agreement, which is incorporated by reference to Exhibit 1.1 to the Registration Statement.

         2. Form of Amended and Restated Declaration of Trust of the Registrant, which is incorporated by reference to Exhibit 3.1 to the Registration Statement.

         3. Bylaws of the Registrant, which are incorporated by reference to Exhibit 3.2 to the Registration Statement.

         4.       Form  of  Share  Certificate  of  the  Registrant,   which  is
                  incorporated by reference to Exhibit 4.1 of the Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          HERSHA HOSPITALITY TRUST
                                                     (Registrant)



                                     By:  /s/ Kiran P. Patel
                                         ----------------------------
                                          Kiran P. Patel
                                          Chief Financial Officer, Treasurer
                                          and Secretary


Dated:  January 14, 1999

                                  Exhibit Index

Exhibit
-------

1.       Form of Underwriting  Agreement,  which is incorporated by reference to
         Exhibit 1.1 to the Registration Statement.
2. Form of Amended and Restated Declaration of Trust of the Registrant, which is incorporated by reference to Exhibit 3.1 to the Registration Statement.
3.       Bylaws  of the  Registrant,  which are  incorporated  by  reference  to
         Exhibit 3.2 to the Registration Statement.
4. Form of Share Certificate of the Registrant, which is incorporated by reference to Exhibit 4.1 of the Registration Statement.